UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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Power REIT

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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301 Winding Road Old Bethpage, NY 11804 212-750-0371 http://www.pwreit.com/

October 27, 2026

Your Vote Is Needed: Please Vote on Proposal 3 Now. The Annual Meeting Has Been Adjourned to November 10, 2026 to Allow More Time to Secure the Necessary Votes.

Dear Fellow Shareholder:

Power REIT’s 2026 Annual Meeting of Shareholders was convened on October 27, 2026 and adjourned, with respect to all proposals, to November 10, 2026 at 10:30 a.m. Eastern time at 477 Madison Avenue, New York, New York 10022. We write because, despite a follow-up mailing and several email reminders, we have not yet received enough votes on Proposal 3 to approve it, and we ask for your help.

Independent support. Institutional Shareholder Services (ISS), a leading independent proxy advisory firm, has recommended that shareholders vote FOR Proposal 3. ISS concluded that approval would give the Board added flexibility to resolve the Series A Preferred Stock overhang while the Trust remains listed on the NYSE American and registered under the Exchange Act.

What is at stake. As the proxy statement explains, the Series A Preferred Stock presents a capital structure issue that the Board cannot resolve without the approval of the holders of the Series A Preferred Stock, and Proposal 3 is intended to allow that approval to be sought without a further vote of the common shareholders. If the Trust cannot address the Series A Preferred Stock overhang, the Board has disclosed that a delisting from the NYSE American and deregistration under the Exchange Act become likely. Delisting and deregistration would end exchange trading of the Common Shares, would reduce liquidity and the public reporting available to shareholders, and, as described in the proxy statement, would trigger the conversion rights of the holders of the Series A Preferred Stock. Proposal 3 is intended to give the Board a path to address the Series A Preferred Stock overhang while the Trust remains listed and registered. We cannot assure you that approval of Proposal 3 will avoid these outcomes.

Why Proposal 3 matters. Proposal 3 would amend the Series A Articles Supplementary so that future amendments to the Declaration of Trust that affect only the contract rights of the Series A Preferred Stock could be approved by the holders of the Series A Preferred Stock, voting as a separate class, without a further vote of the common shareholders. The Board believes that approval preserves flexibility to address the Trust’s capital structure, may help preserve its NYSE American listing and its ability to raise capital, and avoids the cost and delay of a second common shareholder vote. Please read the proxy statement dated September 16, 2026, including its discussion of risks such as potential dilution, before you vote.

What is required. Approval of Proposal 3 requires the affirmative vote of a majority of all Common Shares outstanding on the record date (September 11, 2026). That required vote is measured against all 367,120 outstanding Common Shares, not just the shares that vote. As a result, a share that is not voted has the same effect as a vote against Proposal 3.

Where the vote stands. As of October 26, 2026, holders of approximately 48.4% of the outstanding Common Shares had voted which is less than the number of votes required to approve Proposal 3 even if every holder voted in favor. Shareholders who oppose Proposal 3, or who have questions or concerns about it, are encouraged to contact me at Power REIT at 212 750-0371 or ir@pwreit.com or Sodali & Co. at (203) 658-9400 or PW@investor.sodali.com so that we can understand and address your concerns.

The adjourned meeting. On October 27, 2026, the Board convened the meeting and, because sufficient votes had not been received, adjourned it to November 10, 2026 so that shareholders have additional time to vote. The Board of Trustees recommends that you vote FOR Proposal 3. We need your vote now to avoid a further adjournment while we work to secure this important vote. If we have not received sufficient votes by the time of the rescheduled meeting, the Board may adjourn the meeting again, as described in the proxy statement. Each additional adjournment and round of solicitation adds to the expense the Trust bears on behalf of all shareholders, so your prompt vote helps avoid that. The record date will not change. Proxies already submitted will remain valid and will be voted at the adjourned meeting unless revoked. Shareholders who have already voted do not need to take any further action, and you do not need to attend the meeting in person.

How to vote. Please vote today by internet at www.proxyvote.com, by telephone at 1-800-690-6903, or by returning the white proxy card or voting instruction form you received. If your shares are held through a bank or broker, please follow the instructions on your voting instruction form, because your broker cannot vote your shares on Proposal 3 without your instructions. If you have voted previously, you may change your vote at any time before the polls close by submitting a later-dated proxy or voting instruction.

If you have questions or need assistance voting, please contact our proxy solicitor, Sodali & Co., at (203) 658-9400 or PW@investor.sodali.com.

Thank you for your continued support of Power REIT.

Sincerely,

David H. Lesser

Chairman and Chief Executive Officer

Forward-looking statements. This letter contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include statements about the timing of the adjourned meeting and the possibility of further adjournment of the 2026 Annual Meeting of Shareholders, the vote required to approve Proposal 3, the Trust’s capital structure and the Series A Preferred Stock, the Trust’s ability to maintain its listing on the NYSE American and its registration under the Exchange Act, and the Trust’s ability to raise capital. Words such as “intends,” “expects,” “believes,” “may,” “would,” “could” and similar expressions identify forward-looking statements. These statements reflect the Trust’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially. Those risks include the risk that Proposal 3 is not approved, that the Trust does not receive sufficient votes in favor of Proposal 3 by the date of the adjourned meeting or any later adjournment, that the Trust is unable to resolve the Series A Preferred Stock overhang, that the Trust’s Common Shares are delisted from the NYSE American or deregistered under the Exchange Act, and that any resolution of the Trust’s capital structure results in dilution to holders of Common Shares or does not achieve the Board’s objectives. Additional risks are described in the Trust’s proxy statement dated September 16, 2026, and in its Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this letter, and the Trust undertakes no obligation to update them except as required by law.

Additional information. The Trust has filed a definitive proxy statement and a white proxy card with the SEC in connection with the 2026 Annual Meeting of Shareholders. Shareholders are urged to read the proxy statement and any other relevant documents carefully, because they contain important information. Shareholders may obtain these documents free of charge from the SEC’s website at www.sec.gov and from the Trust’s website. Information about the Trust’s trustees and executive officers and their interests in the solicitation is contained in the proxy statement.